As filed with the United States Securities and Exchange Commission on February 1, 2021 under the

Securities Act of 1933, as amended.

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ares Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1538872
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

(310) 201-4100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Peter Ogilvie

c/o Ares Management LLC

245 Park Avenue, 44th Floor

New York, NY 10167

(310) 201-4100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Monica J. Shilling, P.C. Philippa Bond, P.C. Kirkland & Ellis LLP 2049 Century Park East, 37th Floor Los Angeles, CA 90067 Tel: (310) 552-4200 Fax: (310) 552-5900	Peter S. Seligson Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Paul D. Tropp Michael S. Pilo Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-252163

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Class A ordinary shares, $0.0001 par value(1)(2)(3)	16,675,000 shares	$10.00	$166,750,000	$18,193
Total			$166,750,000	$18,193(4)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered and includes 2,175,000 Class A ordinary shares, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252163).

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.

(4)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $833,750,000 on its Registration Statement on Form S-1, as amended (File No. 333-252163), which was declared effective by the Securities and Exchange Commission on February 1, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $166,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional Class A ordinary shares.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 16,675,000 additional Class A ordinary shares of Ares Acquisition Corporation, a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252163) (the “Prior Registration Statement”), initially filed by the Registrant on January  15, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on February 1, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of February 2, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 2, 2021.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-252163) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Maples and Calder (included on Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252163) filed on January 15, 2021).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on the 1st day of February 2021.

ARES ACQUISITION CORPORATION

By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Title:	Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David B. Kaplan	Chief Executive Officer and Co-Chairman	February 1, 2021
David B. Kaplan

*	Co-Chairman	February 1, 2021
Michael J Arougheti

*	Chief Financial Officer	February 1, 2021
Jarrod Phillips

*	Chief Operating Officer	February 1, 2021
Allyson Satin

/s/ Peter Ogilvie	Executive Vice President of Strategy and Authorized Representative	February 1, 2021
Peter Ogilvie

/s/ Stephen Davis	Director	February 1, 2021
Stephen Davis

/s/ Kathryn Marinello	Director	February 1, 2021
Kathryn Marinello

/s/ Felicia Thornton	Director	February 1, 2021
Felicia Thornton

*By:	/s/ David B. Kaplan
Name:	David B. Kaplan
Title:	Attorney-in-fact